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                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

THE STATE OF TEXAS

COUNTY OF WALKER                                                     WITNESSETH:

         THIS AGREEMENT made and entered into on this 10th day of November 2000, by and between MITCHAM INDUSTRIES, INC., a Texas corporation, with principal offices at 44,000 Highway 75S, Huntsville, Texas 77340, in Walker County, Texas (herein referred to as "Borrower") and First Victoria National Bank, a national banking corporation, with its offices and domicile in Victoria, Victoria County, Texas, (herein referred to as "Lender") to induce Lender to extend credit to Borrower in the amounts evidenced by the promissory notes described in Paragraph II of this agreement (herein referred to as the "Loan").

         In consideration of their mutual warranties, covenants and agreements contained herein and Lender's extension of credit to Borrower in the amount aforesaid, Borrower and Lender hereby warrant, covenant and agree as follows:

                            I. WARRANTIES OF BORROWER

         A. That Borrower is a Texas corporation currently authorized to do business in the State of Texas, and that all franchise taxes, employment taxes, withholding taxes, income taxes, sales taxes, use taxes and all other taxes have been paid current to the date of this agreement.

         B. That the execution by Borrower of this agreement and the other documents described herein has been duly authorized by its corporate board and that all of the agreements, indentures, or conveyances described herein to be made or undertaken by Borrower are within its corporate powers and not prohibited by law or its governing documents.

         C. That this Loan Agreement and all promissory notes and security documents referenced herein are legal, valid and binding obligations of Borrower which are enforceable against him in accordance with the respective terms thereof.

         D. That all audits and financial information submitted to Lender may be relied upon by Lender as fairly representing the financial condition of the companies or individuals to which the same relate, and that there has been no adverse material change in the financial condition of Borrower.



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         E. That there are no litigation, arbitration or governmental or regulatory proceedings pending or threatened against Borrower which, if adversely determined, could have a material adverse effect on Borrower's financial condition or affect the legality, validity or enforceability of this Loan Agreement or any promissory notes or security documents referenced herein and that Borrower has no material contingent liabilities or material forward commitments which are not disclosed in the financial information now held by Lender.

         F. That there are no other liens or encumbrances against the property given as security for the payment of the hereinafter described loan, except as stated herein.

         G. That, except as has been disclosed to Lender in writing of even date with this loan agreement and which writing shall be attached hereto, none of the property given as security for the payment of the herein described Loan is now or has at any time in the past been used for or contaminated by the generation, transportation, treatment, disbursal, storage, discharge or disposal of any pollutants, hazardous or toxic substances, or hazardous wastes as defined or regulated by any of the following federal statutes: (a) The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Re-Authorization Act of 1986 ("SARA"), (b) the Resource Conservation and Recovery Act ("RCRA"), (c) the Toxic Substance Control Act ("TSCA"), (d) any amendments to or regulations promulgated by any agency under any of the above statutes, and (e) any other state or federal statute or regulation for the control of hazardous or toxic substances.

         H. That Borrower presently has no claims or defenses against Lender arising out of this Loan Agreement or the promissory notes or security documents referenced herein, the indebtedness or obligations of any party governed thereby, or any action previously taken or not taken by Lender with respect thereto and that Borrower is aware that Lender is relying upon this warranty in connection with this extension of credit. Borrower hereby waives, releases and forever discharges Lender from and against any and all such claims, defenses and causes of action which might now exist against Lender or which arise out of this Loan Agreement or the promissory notes or security documents referenced herein, the indebtedness or obligations of any party governed thereby, or any action previously taken or not taken by Lender with respect thereto.



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                                II. INDEBTEDNESS

         A. Lender shall advance to Borrower, according to the terms thereof and subject to the limitations expressed therein and in this agreement, the principal sum of the following promissory note:

          One certain promissory note of even date herewith executed by Borrower and payable to the order of Lender in the original principal sum of $8,500,000.00, bearing interest at the Wall Street Journal Prime Rate, plus One percent (1%) per annum, as such rate is determined daily on the principal balance outstanding, providing for multiple advances, until the total amount of principal has been advanced, interest being payable monthly as it accrues, and being due on or before the 9th day of November, 2004.

         B. Borrower agrees to execute and deliver to Lender such promissory note in the form prescribed by Lender and on terms described herein, evidencing the indebtedness created by such advances.

         C. Borrower hereby acknowledges and agrees that Lender has and shall have the right, at any time, without the consent of or notice to Borrower, to grant participations in all or part of the obligations of Borrower evidenced by this note, together with any liens or collateral securing the payment hereof. In the event Lender elects to participate any Overline Portion (as hereinafter defined) of the obligations evidenced by this note and if Lender is unable to procure a participant or a participant fails or refuses to advance to Borrower any Overline Portion through no fault of Lender, it is agreed that Lender shall have no liability to Borrower to fund such Overline Portion, nor shall Lender have any obligation to procure funds from other sources or fund any amounts that would cause Lender to be in violation of any state or federal law with respect to Borrower being liable to Lender in an amount in excess of that permitted by such applicable law. The term "Overline Portion" shall mean the amount of loan proceeds in excess of the amount that Lender is permitted by applicable law or Lender's loan policy limitations to loan to Borrower.

         D. Notwithstanding any other provision in this agreement or the provisions of any promissory note or other loan document to the contrary, Lender shall not charge or collect and Lender does not intend to contract for interest in excess of that permitted by law for loans of this kind, and to prevent such occurrence, Lender will, at maturity, or an earlier final payment of any promissory note described above, determine the total amount of interest that can be lawfully



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charged or collected by applying the highest lawful rate of interest to the full periodic balances of principal for the period each is outstanding and unpaid and compare such amount with the total interest that has accrued under the terms of such note, and, if necessary to prevent usury, reduce the total amount of interest payable by Borrower to the lesser amount. If the amount of interest that has been collected exceeds the lawful amount, Lender shall either make direct refund of such excess to Borrower or credit it against other sums owed by Borrower to Lender, whichever Lender deems appropriate. If at any time the rate of interest provided for in any note shall exceed the highest lawful rate, the annual rate at which interest shall accrue on such note shall be limited to such highest lawful rate. The highest lawful rate shall thereafter be the rate at which interest is accrued on such note until the total amount of interest accrued equals the amount of interest that would have accrued if the interest rate provided in such note had at all times been in effect, after which the interest rate provided in such note, if it does not exceed the highest lawful rate, shall apply. As used herein, the term "highest lawful rate" means the highest rate of interest permitted to be charged or collected under the applicable state or federal law for this type of loan applied to the full periodic balances of principal advances for the period each is outstanding and unpaid.

                                  III. SECURITY

         A. As security for the loan, Borrower and Guarantors shall execute and deliver to, procure for, deposit with, and pay to Lender the following:

         1. Commercial Security Agreement and financing statements in form and content acceptable to Lender, executed by Borrower and granting a purchase money security interest in all equipment purchased from Sercel, Ltd., GeoSpace Corp. and Mark Products and containing an assignment of all leases and revenues generated from such equipment. Such security agreement shall also cover all accounts receivable arising from Borrower's business operations, together with all instruments, chattel paper, general intangibles, proceeds and cash proceeds arising therefrom, securing payment of the note described in Paragraph II A. hereof evidencing a first lien and prior security interest in such collateral, whether now owned or hereinafter acquired by Borrower.

         2. Such other documents and instruments as Lender may require for the perfection of liens and their registration under the laws of the State of Texas or of the United States.

         3. Hazard insurance policy or policies in form and content and issued by a company or companies with loss payable endorsements acceptable to Lender, insuring all collateral given as security against loss or damage and against vandalism and malicious mischief and insuring said collateral



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                   against the usual and customary risks and hazards as Lender may request, all of such policy or policies to be for a total amount acceptable to Lender.

          B. Borrower shall execute and deliver to Lender such other documents and instruments as Lender may require to evidence the status or authority of Borrower and to evidence, govern or secure the payment of the Loan or any portion thereof.

                    IV. COVENANTS OF BORROWER AND GUARANTORS

         A. For so long as any portion of the Loan remains unpaid, Borrower covenants and agrees as follows:

                               POSITIVE COVENANTS

         1. That Borrower agrees to pay to Lender, upon demand, all expenses of every nature incurred by Lender in connection with the consummation of the transaction contemplated by this agreement, or the enforcement or preservation of Lender's rights hereunder, including attorney's fees and expenses of Lender's counsel, hazard insurance premiums, filing and recording fees, court costs, and other fees and reasonable expenses incurred by Lender.

         2. That Borrower shall furnish or cause to be furnished at its expense to Lender financial statements or reports in form and content acceptable to Lender, within 45 days of the end of each quarter, which shall set forth an operating statement and balance sheet for Borrower herein; an ageing of notes, contract rights, accounts receivable and accounts payable of Borrower for the preceding quarter. Lender shall be allowed to make reasonable inspections of all assets securing said loan and shall further have the right to inspect the books of Borrower or other records relating to the affairs of Borrower. The reasonable costs of any such inspection are to be borne by Borrower.

         3. That Borrower shall furnish at its expense to Lender annually, within 90 days after the end of Borrower's income tax reporting year, an audited report prepared by the Certified Public Accounting firm for Borrower, including a balance sheet, income statement, sources and uses of funds statement, and a reconciliation of net worth. Additionally, Borrower shall furnish their tax returns at its expense to Lender annually, within 150 days after the end of Borrower's income tax reporting year.

         4. That while Borrower is indebted to Lender hereunder Borrower will:

                  a. Perform all of its obligations to appropriate regulatory agencies;

                  b. Punctually pay all indebtedness from time to time owing hereunder when due;

                  c. Perform all of its obligations under the Security Instruments described herein;

                  d. Promptly pay and discharge any and all indebtedness or obligations when due and owing, including all taxes of



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                           every kind and character, all assessments, and other
                           claims which might give rise to a lien on the property given as security for this loan or impair Borrower's obligation to conduct its business, except as it may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that such indebtedness or obligation or tax or claim is an obligation of Borrower, and when such dispute or contest is settled or determined, it will promptly pay the amount then due.

                  e. Maintain and keep in force insurance of the types and in the amounts customarily carried by companies in similar lines of business, including adequate amounts of fire, windstorm, explosion, public liability, property damage, and workman's compensation insurance; all insurance is to be carried in company or companies satisfactory to Lender, and Borrower will deliver to Lender from time to time, at the request of Lender, a schedule setting forth all insurance in effect;

                  f. Maintain a standard and modern accounting system in accordance with generally accepted principles of accounting, permit Lender to inspect its books of account and records at all reasonable times, furnish to Lender such information respecting the business affairs and financial condition of Borrower as Lender may reasonably request.

                  g. Preserve all rights, privileges, franchises, licenses, and permits connected with its business and to the extent of its ability will conduct its business in an orderly, efficient manner without voluntary interruptions, and comply with all applicable laws and regulations of government agencies;

                  h. Maintain, preserve and keep all properties and equipment in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto so that at all times the efficiency and value thereof shall be fully preserved and maintained, and maintain leases, licenses and permits, but nothing herein contained shall prevent Borrower from in good faith contesting or seeking legal construction of any dispute, terms or conditions of a contract, lease or other obligation; Lender may, at reasonable times, visit and inspect any of the properties of Borrower;

                  i. To give notice in writing to Lender within 30 days of any proceedings by any public or private body, agency, or authority, pending or threatened, which may have a substantial adverse effect on Borrower, and of any litigation involving the possibility of judgments or liabilities in excess of an aggregate of $1,000,000.00 not covered by insurance.

                  j. To provide copies of all correspondence between Borrower and the Securities and Exchange Commission, whether such correspondence is prepared by Borrower or the



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                           Securities and Exchange Commission, within thirty
                           (30) days of delivery or receipt of such correspondence by Borrower.

                  k. To provide monthly status reports of pending litigation between Borrower and Stanley Moskowitz, et al, in Cause No. 98-CV-1244, which cause of action was filed April 23, 1998, in the U. S. District Court, Southern District of Texas.

                  l. Borrower shall maintain operating accounts at one of the following Citizens Bank of Texas locations:
                           Huntsville, Texas; New Waverly, Texas or The
                           Woodlands, Texas.

         5. That Borrower will indemnify Lender against and hold Lender harmless from any and all claims, liabilities, obligations, penalties, loss, damage or causes of action of any kind (including attorney's fees and costs of remediation necessarily incurred by Lender in connection therewith), whether arising under statute or regulation, common law, tort or contract, and whether claimed, asserted, or assessed, in any way by or necessarily paid by Lender to any private party or any governmental entity or agency or any number or combination thereof, and resulting or arising in any way from the generation, transportation, treatment, disbursal, storage, discharge or disposal of any pollutants, hazardous or toxic substances, or hazardous wastes by Borrower, its agents, employees, or contractors, at any location, or from the past, present or future use of any property given as security for this Loan for such purposes by any party, or from the presence of any pollutants, hazardous or toxic substances, or hazardous wastes on any such property, or from the falsity of any warranty made herein with regard to the presence or uses of such pollutants, hazardous or toxic substances, or hazardous wastes, or from the use by Borrower of any underground storage tanks or the presence of such tanks on any property given as security for this Loan, or in any way from the actual, threatened or alleged discharge, disbursal, release, storage, treatment, generation, disposal or escape of pollutants, or other toxic or hazardous substances, at any location, whether occurring before or after the date of this agreement.

                               NEGATIVE COVENANTS

         6.       Borrower will not, except with the prior written consent of
                  Lender:

                  a. Permit any lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) to exist on property given as security for this loan or on the income or profits thereof, excepting liens existing as of the date hereof and as otherwise provided herein.

                  b. Except in the normal course of business; amend, modify, terminate or otherwise alter the terms of any account, contract or lease, nor accept or surrender of any personal property subject thereto;

                  c. Assign any leases or the proceeds thereof to anyone except Lender;

         7. That Borrower may not assign or otherwise transfer this Agreement or any rights hereunder, and that this Agreement shall be binding upon Borrower



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                  and the representatives, heirs, executors, legal
                  representatives and successors of Borrower.

         8. That Borrower shall not incur any indebtedness or obligations (other than accounts payable which arise in the usual and normal course of Borrower's operations) or guarantee the debt or obligations of others in excess of $20,000,000.00, without the prior written approval of Lender.

         9. That, except after written notice to Lender and where such use and the activities relating thereto are in strict compliance with all applicable laws and regulations, Borrower shall not hereafter permit any property which is (a) given as security for this Loan, (b) used by Borrower for any business or other activities financed by Lender or (c) the source of repayment of this Loan, to be used in any way for the generation, transportation, treatment, disbursal, storage, discharge or disposal of any pollutants, hazardous or toxic substances, or hazardous wastes as defined or regulated by any of the following federal statutes: (a) The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Re-Authorization Act of 1986 ("SARA"), (b) the Resource Conservation and Recovery Act ("RCRA"), (c) the Toxic Substance Control Act ("TSCA"), (d) any amendments to or regulations promulgated by any agency under any of the above statutes, and (e) any other state or federal statute or regulation for the control of hazardous or toxic substances.

                             V. COVENANTS OF LENDER

         A. Subject to the terms of this agreement and of the notes and security instruments described herein, Lender covenants and agrees as follows:

         1. That Lender shall be bound to make the advances herein on the following conditions up to the amount specified as the original principal sum of each note, subject to the following:

                  a. Compliance with all terms and conditions of Loan Commitment and Loan Agreement, with respect to said loan.

                  b. Payment of all fees and expenses contemplated by such loan commitment, including remittance of a Twenty-six Thousand Dollars ($26,000.00) commitment fee to Lender.

                  c.       Execution of all documents required by Lender.

                  d. Furnishing of financial statements evidencing sound and satisfactory financial condition of each Borrower.

         2. Lender shall from time to time advance to Borrower portions of the principal amount of the note described in Paragraph II.A.1 hereof upon delivery of an appraisal in form and content satisfactory to Lender, establishing valuation of the geophysical seismic equipment to be purchased with proceeds of this loan in the amount of $22,000,000.00 or more, along with purchase orders and other documentation from Sercel, Ltd., GeoSpace Corp, and Mark Products which evidences Borrower's purchase and provides a specific description of such collateral. The aggregate unpaid balance of all such advances at any one time outstanding



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                  shall not exceed $8,500,000.00. The provisions of said
                  security agreement are hereby incorporated herewith by this reference.

                            VI. DEFAULT AND REMEDIES

         A. The occurrence of any one of the following events of default shall, at the option of Lender and without notice or demand, except as described hereunder, make all or such parts of the sums owing from Borrower to Lender hereunder, as Lender in its discretion shall determine, immediately due and payable:

         1. Failure of Borrower to pay within 10 days after demand any sum past due hereunder;

         2. Failure of Borrower to pay within 5 days after demand any debt hereunder, the maturity of which has been accelerated;

         3. The breach of any warranties of Borrower herein contained in any material respect;

         4.       Insolvency;

         5. The making by Borrower of an assignment for the benefit of creditors;

         6. The levy of any attachment, execution, or other like process against any of Borrower's property;

         7.       The voluntary suspension of business by Borrower;

         8. The entry of any decree or order of a court having jurisdiction in the premises appointing a receiver of all or any substantial part of Borrower's property;

         9. The breach by Borrower of any of the provisions of this Agreement, or of any of the promissory notes or security instruments described herein, if the same is not remedied within 10 days after written notice from Lender.

          B. That no waiver of any default on the part of Borrower shall be considered waiver of any other or subsequent default and no forbearance, delay, or omission in exercising or enforcing the rights and powers of Lender shall be construed as a waiver of such rights and powers, and likewise no exercise or partial exercise of any rights or powers hereunder by Lender shall be held to preclude further exercise of such rights and powers, and every such right and power may be exercised from time to time.


         C. The rights, powers and remedies given to Lender hereunder shall be in addition to all rights, powers and remedies given to Lender by law against Borrower and any other person.

         D. No action shall be commenced by Borrower for any claim against Lender under





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the terms of this Loan Agreement or arising from the subject loan relationship unless a notice in writing specifically setting forth the claim of Borrower shall have been given to Lender within six (6) months after the occurrence of the event which Borrower alleges gave rise to such claim. Failure to give such notice shall constitute a waiver of any such claim.

                             VII. GENERAL PROVISIONS

         A. Any notice or demand required or permitted to be given hereunder by Lender may be given in writing by depositing such notice in the United States Mail, postage prepaid, addressed to Borrower at 44,000 Highway 75S, Huntsville, Texas 77340, Attn: Billy F. Mitcham, Jr., or such other place as Borrower shall have designated in writing. Notice shall be deemed to have been given 48 hours after being so deposited in the United States Mail.

         B. This agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Victoria County, Texas. In any suit arising under this agreement or relating in any way to the obligations of the parties hereunder, venue shall be fixed in Victoria County, Texas. Notwithstanding the provisions of this paragraph, Chapter Fifteen of the Texas Credit Code, Art. 5069-15.01 et seq., shall not apply to the loan governed by this agreement or any part thereof.

         C. In any case, if any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         D. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

         E. This agreement shall apply to and govern the herein described extensions of credit and all renewals, extensions and rearrangements of such indebtedness of Borrower and Guarantors to Lender.





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         EXECUTED on the date first hereinabove mentioned in New Waverly, Walker
County, Texas.


                                               MITCHAM INDUSTRIES, INC.
ATTEST:

                                               By  /s/ BILLY F. MITCHAM, JR.
                                                  ------------------------------
/s/ KIM WILLIAMS                                  Billy F. Mitcham, Jr.
--------------------------                        Its CEO

--------------------------

                                                                 BORROWER


                                               FIRST VICTORIA NATIONAL BANK

ATTEST:

                                               By  /s/ JOHN D. HOWARD
                                                  ------------------------------
/s/ KIM WILLIAMS                                  John D. Howard
--------------------------                        Its Vice President

--------------------------

                                                                 LENDER

THE STATE OF TEXAS

COUNTY OF WALKER


         This instrument was acknowledged before me on November 10, 2000, by Billy F. Mitcham, Jr., as President of Mitcham Industries, Inc., on behalf of said corporation.


[STATE OF TEXAS NOTARY SEAL]                 /s/ KIM WILLIAMS
                                             -----------------------------------
                                             Notary Public, State of Texas

THE STATE OF TEXAS

COUNTY OF WALKER


         This instrument was acknowledged before me on November 10, 2000, by John D. Howard, as Vice President of First Victoria National Bank, on behalf of said corporation.


[STATE OF TEXAS NOTARY SEAL]                 /s/ KIM WILLIAMS
                                             -----------------------------------
                                             Notary Public, State of Texas